EXHIBIT 1.1

FORM OF COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of February 2, 2007 (this "Agreement"), by and MFRI, Inc., a Delaware corporation ("Seller"), and the Purchaser or Purchasers listed on the Signature Page or Pages hereto (each a "Purchaser" and collectively, the "Purchasers").

WHEREAS, Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from Seller, shares of common stock, par value $0.01 per share, of Seller ("Shares"), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Action" against a Person means any lawsuit, action, proceeding, investigation or complaint before any governmental authority, mediator or arbitrator.

"Affiliate" means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning specified in the Preamble.

"Business Day" means any day other than a Saturday, a Sunday or a legal holiday or other date on which the NASDAQ Global Market does not open for trading.

"Closing" shall have the meaning specified in Section 2.3.

"Closing Date" shall have the meaning specified in Section 2.3.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock Price" shall have the meaning specified in Section 2.2.

"Common Stock" means the shares of common stock, par value $0.01 per share, of Seller.

"Confidential Information" means, with respect to each Purchaser, all oral or written information, documents, records and data that Seller or its Representatives furnishes or otherwise discloses to such Purchaser or any of its Representatives in connection with the transaction contemplated hereby together with all copies, extracts, analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by any Person that contain or otherwise reflect or are generated from such information, documents, records, or data. The term "Confidential Information" does not include any information that (a) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure by such Purchaser or its Representatives in breach of this Agreement), (b) is developed by such Purchaser or any of its Representatives, independent of, and without reliance in whole or in part on, any Confidential Information or any knowledge of Confidential Information, (c) becomes available to such Purchaser or its Representatives on a non-confidential basis from a source other than Seller or its Representatives who, insofar as is known to the recipient after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal, fiduciary or other obligation to such Purchaser or (d) was available to such Purchaser or its Representatives on a non-confidential basis prior to its disclosure to such Purchaser or its Representatives by Seller or its Representatives.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Indemnified Party" shall have the meaning specified in Section 6.3.

"Indemnifying Party" shall have the meaning specified in Section 6.3.

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

"Parties" means Seller and the Purchasers.

"Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"Prospectus" means any prospectus or prospectuses included in the Registration Statement at the effective time of the Registration Statement, as supplemented by a prospectus supplement relating to the Purchased Units and the offering thereof to be filed pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Prospectus shall be

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deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the issue date of the Prospectus; and any reference to the terms "amend," "amendment" or "supplement" with respect to the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the issue date of the Prospectus deemed to be incorporated therein by reference.

"Purchase Price" means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser's name on Purchaser’s Signature Page to this Agreement.

"Purchased Shares" means, with respect to a particular Purchaser, the number of Shares of Common Stock set forth opposite such Purchaser's name under "Purchased Shares" on Purchaser’s Signature Page to this Agreement, which is equal to the rounded amount of the quotient determined by dividing (a) the Purchase Price of such Purchaser by (b) the Common Stock Price. "Purchaser" or "Purchasers" shall have the meaning specified in the Preamble.

"Purchaser Material Adverse Effect" means, with respect to each Purchaser, any material and adverse effect on (i) the ability of such Purchaser to meet its obligations under this Agreement on a timely basis or (ii) the ability of such Purchaser to consummate the transactions under this Agreement.

"Purchaser Related Parties" shall have the meaning specified in Section 6.1.

"Registration Statement" means Seller's registration statement (File No. 333-139432) on Form S-3 filed with the Commission on December 18, 2006, including a form of prospectus, as supplemented, and including the exhibits and financial statements, as amended at the time of the Closing, and any post-effective amendment thereto that becomes effective prior to the Closing Date. Any reference in this Agreement to the Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the effective date of the Registration Statement; and any reference to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement deemed to be incorporated therein by reference.

"Representatives" of any Person means the officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

"Seller" shall have the meaning specified in the Preamble.

"Seller Commission Documents" shall have the meaning specified in Section 3.5.

"Seller Material Adverse Effect" means any material adverse effect on (i) the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of Seller and its subsidiaries, taken as a whole, (ii) the ability of Seller to meet its obligations under

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this Agreement on a timely basis, or (iii) the ability of Seller to consummate the transactions under this Agreement.

"Seller Related Parties" shall have the meaning specified in Section 6.2.

"Subsidiaries" shall mean Midwesco Filter Resources, Inc., a Delaware corporation; Perma-Pipe Inc., a Delaware corporation, and Thermal Care, Inc., a Delaware corporation.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

2.1          Sale and Purchase. On the basis of the representations and warranties contained herein and subject to the terms and conditions hereof, at the Closing, Seller hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from Seller, the number of Purchased Shares set forth opposite such Purchaser's name on Purchaser’s Signature Page to this Agreement, and each Purchaser agrees to pay Seller the amount of the Purchase Price in respect of such Purchased Shares set forth opposite such Purchaser's name on Purchaser’s Signature Page to this Agreement as consideration for the Purchased Shares.

2.2          Consideration. The amount per share of Common Stock each Purchaser will pay to Seller to purchase the Purchased Shares (the "Common Stock Price") shall be $18.50.

2.3          Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the "Closing") shall take place on February 5, 2007, or at such other time and date thereafter as the Purchaser and Seller may mutually agree (such date, the "Closing Date"), at the offices of DLA Piper US LLP, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601.

2.4          Independent Obligations. The obligation of each Purchaser hereunder is several and not joint and is independent of the obligation of each other Purchaser, and the failure of, or Seller's waiver of, performance by any Purchaser does not excuse performance by any other Purchaser or Seller. No Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that such Purchaser is not relying upon any Person in making its investment in Seller. Each Purchaser acknowledges and agrees that Seller may execute a counterpart of this Agreement with any Purchaser that contains terms which vary from those herein; provided, that in no event shall the Common Stock Price vary from the Common Stock Price paid by Purchaser hereunder. Each Purchaser also agrees that Seller may sell Shares through a placement agent on such terms as the placement agent and its purchasers may agree, provided, in no event shall the Common Stock

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Price vary from the Common Stock Price paid by Purchaser hereunder. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATED TO SELLER

Seller hereby represents and warrants to the Purchasers as follows:

3.1          Corporate Existence of Seller. Seller and each of its Subsidiaries (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power necessary to own its assets and carry on its business as its business is now being conducted.

3.2          Valid Issuance of Purchased Shares. The offer and sale of the Purchased Shares have been duly authorized by Seller and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

3.3          Form S-3 Eligibility. As of the date of the filing of the Registration Statement, Seller met all of the requirements for the use of Form S-3 under the Securities Act, and, as of the Closing Date, Seller will meet the requirements for the use of Form S-3 under the Securities Act applicable to the sale of the Purchased Shares.

3.4          Registration Statement. The Registration Statement, at the time it became effective, and the prospectus contained therein, complied, and on the date of this Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Prospectus and any such amendment or supplement, respectively, will comply, in all material respects with the applicable requirements of the Securities Act; all documents incorporated, or deemed to be incorporated, into the Registration Statement or the Prospectus by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Exchange Act; and each part of the Registration Statement and any amendment thereto, at the time such part became effective, and the Prospectus and any amendment or supplement thereto, at the time it was or is filed with the Commission pursuant to Rule 424 under the Securities Act and at the time of the Closing, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or Prospectus (or in amendments or supplements thereto) made in reliance upon information, if any, furnished in writing to Seller by any Purchaser.

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3.5          Seller Commission Documents. Seller has filed with the Commission all registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively, the "Seller Commission Documents"). The Seller Commission Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Seller Commission Document filed prior to the date hereof) (a) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the applicable rules and regulations of the Commission), and (c) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP and Deloitte & Touche LLP are independent registered public accounting firms with respect to Seller and neither has resigned or been dismissed as independent registered public accountants of Seller as a result of or in connection with any disagreement with Seller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

3.6          No Breach. The execution, delivery and performance by Seller of this Agreement and all other agreements and instruments to be executed and delivered by Seller pursuant hereto or in connection with the transactions contemplated by this Agreement, and compliance by Seller with the terms and provisions hereof, do not and will not (a) violate any provision of any statute, rule, regulation or order of any court or governmental authority having jurisdiction over Seller or any of its properties or assets, (b) conflict with or result in a violation of Seller's certificate of incorporation or bylaws, or (c) result in a violation or breach of or constitute a default under any material agreement to which Seller or any Subsidiary is a party or by which Seller, any of its Subsidiaries, or any of its properties is bound, except, in the case of clauses (a) and (c), where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

3.7          Authority. Seller has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

3.8          Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other Person is required in connection with the execution, delivery or performance by Seller of this Agreement, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption, or to make

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such filing, declaration, qualification or registration, would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

3.9          Investment Company Status. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3.10       Certain Fees. No fees or commissions will be payable by Seller or Purchaser to any broker, finder, or investment banker engaged by Seller with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement, other than Commissions payable by Seller to Lane Capital Markets, LLC.

3.11       No Other Agreements. Other than any existing confidentiality agreements in favor of Seller that have been executed by any Purchaser or to which any Purchaser is otherwise bound, there are no other agreements by, among or between Seller or its Affiliates, on the one hand, and any other Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to Seller as follows:

4.1          Existence. Such Purchaser (a) is an entity duly organized, validly existing and in good standing, as applicable, under the laws of its jurisdiction of organization and (b) has all requisite power necessary to own its assets and carry on its business as its business is now being conducted.

4.2          No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or in connection herewith, compliance by such Purchaser with the terms and provisions hereof and the purchase of the Purchased Shares by such Purchaser do not and will not (a) violate any provision of any statute, rule, regulation or order of any court or governmental authority having jurisdiction over such Purchaser or any of its properties or assets, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (c) result in a violation or breach of or constitute a default under any material agreement to which such Purchaser is a party or by which such Purchaser or any of its properties is bound, except, in the case of clauses (a) and (c), where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

4.3          Ownership of Securities. Based upon Seller's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006, such Purchaser and its Affiliates do not, as of the date hereof, and, as of the Closing Date, will not, own ten percent or more of Seller's issued and outstanding Common Stock.

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4.4          Trading Activities. Such Purchaser's trading activities, if any, with respect to Seller's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASDAQ.

4.5          Certain Fees. No fees or commissions will be payable by such Purchaser or Seller to any broker, finder, or investment banker engaged by such Purchaser with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement, other than Commissions payable by Seller to Lane Capital Markets, LLC.

4.6          No Other Agreements. Other than any existing confidentiality agreements in favor of Seller that have been executed by any Purchaser or to which any Purchaser is otherwise bound, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and any of Seller or its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

4.7          Seller Information. Each Purchaser acknowledges and agrees that Seller has provided or made available to such Purchaser (through EDGAR, Seller's website, or otherwise) the Registration Statement, all documents filed by Seller with the Commission since February 1, 2004 through the date of this Agreement and incorporated by reference into the Registration Statement and all press releases issued by Seller since February 1, 2006 through the date of this Agreement.

4.8          Accredited Status. Each Purchaser is an institution that is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

4.9          Prior Sales. Since the earlier to occur of (i) the date on which the Purchaser first contacted the Seller about the transactions subject to this Agreement and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement, the Purchaser has not engaged in any short selling of the Seller’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Exchange Act with respect to Seller’ securities.

ARTICLE V

CLOSING CONDITIONS

                5.1        Conditions to the Closing.

(a)          Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

(i)           no statute, rule, regulation or order shall have been enacted or promulgated, and no action shall have been taken, by any governmental authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions

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contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)          there shall not be pending any suit, action or proceeding by any governmental authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(iii)         a “Notification Form: Listing of Additional Shares” relating to the Purchased Shares shall have been filed with NASDAQ; and

(iv)         no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by any governmental authority.

(b)          Each Purchaser's Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

(i)           Seller shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller on or prior to the Closing Date;

(ii)          the representations and warranties of Seller contained in this Agreement that are qualified by materiality or Seller Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)        since October 31, 2006, no Seller Material Adverse Effect shall have occurred and be continuing;

(iv)         Seller shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Seller's closing deliveries described in Section 5.3 of this Agreement; and

(v)          Seller shall have filed with the Commission a prospectus supplement to the Prospectus related to the purchase and sale of the Purchased Shares.

(c)          Seller's Conditions. The obligation of Seller to consummate the sale of the Purchased Shares to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by Seller in writing, in whole or in part, to the extent permitted by applicable law):

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(i)           such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)          the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(iii)        since the date of this Agreement, no Purchaser Material Adverse Effect shall have occurred and be continuing; and

(iv)         such Purchaser shall have delivered, or caused to be delivered, to Seller at the Closing, such Purchaser's closing deliveries described in Section 5.4 of this Agreement.

5.2          Termination. In the event that any condition to a Party's obligation to close specified in Section 5.1 is not satisfied or waived on the Closing Date, such Party may terminate this Agreement upon written notice to the other Party. In the event of any termination of this Agreement, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement. Notwithstanding the foregoing, any termination of this Agreement by any Purchaser shall not serve to terminate this Agreement as between any Purchaser not so terminating and Seller.

5.3          Seller Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Seller will deliver, or cause to be delivered, to the Purchasers:

(a)          the applicable Purchased Shares, which Seller shall cause to be electronically delivered to Purchaser's account or physically delivered, registered in such name(s) as such Purchaser shall, with reasonable notice, have designated, all free and clear of any liens, encumbrances or interests of any other Person; and

(b)          an officer's certificate in customary form attesting to the matters set forth in Section 5.1(b)(i), (ii) and (iii).

(c)          an opinion of counsel substantially in the form attached hereto as Exhibit A.

5.4          Purchaser Deliveries. The Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Seller:

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(a)          payment to Seller of the amount of the applicable Purchase Price set forth opposite such Purchaser's name on Purchaser’s Signature Page to this Agreement for the applicable Purchased Shares by wire transfer of immediately available funds to an account designated by Seller in writing prior to the Closing; and

(b)          an officer's certificate in customary form attesting to the matters set forth in Section 5.1(c)(i), (ii) and (iii).

ARTICLE VI

INDEMNIFICATION

6.1          Indemnification by Seller. Seller agrees to indemnify each Purchaser and its Affiliates and each of their respective officers, directors, employees and agents (collectively, "Purchaser Related Parties") from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Seller contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty. Furthermore, Seller agrees that it will indemnify and hold harmless each Purchaser and Purchaser Related Parties from and against any and all claims, demands or liabilities for broker's, finder's, placement or other similar fees or commissions incurred by Seller or alleged to have been incurred by Seller in connection with the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

6.2          Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Seller and its officers, directors, employees and agents (collectively, "Seller Related Parties") from, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter to the extent that it may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Purchaser contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty. Furthermore, each Purchaser agrees, severally and not jointly, that it will indemnify and hold harmless Seller and Seller Related Parties from and against any and all claims, demands or liabilities for broker's, finder's, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such

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Purchaser in connection with the purchase of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

6.3          Indemnification Procedures. Promptly after any Seller Related Party or Purchaser Related Party (hereinafter, the "Indemnified Party") has received notice of any indemnifiable claim hereunder, or the commencement of any Action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the "Indemnifying Party") written notice of such claim or the commencement of such Action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense and employ counsel or (ii) if the defendants in any such Action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such Action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

6.4          Survival. The Parties' obligations under this Article VI shall only become operative following the Closing Date and shall not survive any termination of this Agreement pursuant to Section 5.2.

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ARTICLE VII

MISCELLANEOUS

                7.1            Intentionally Deleted.

7.2          Interpretation of Provisions. Article, Section and Schedule references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever a Party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such Party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Party, such action shall be in such Party's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

7.3          Survival. The representations and warranties set forth in Section 3.2, Section 3.10, Section 3.11, Section 4.5 and Section 4.6 hereunder shall survive indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months, in each case, following the Closing Date regardless of any investigation made by or on behalf of Seller or the Purchasers. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor.

                7.4          No Waiver; Modifications in Writing.

(a)          Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b)          Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no

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notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances.

                7.5          Binding Effect; Assignment.

(a)          Binding Effect. his Agreement shall be binding upon Seller, the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective successors and permitted assigns.

(b)          Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may not be transferred by such Purchaser without the written consent of Seller.

7.6          Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of Seller as of the date hereof, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with its terms.

7.7          Communications. All notices and communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, regular mail, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)          If to the Purchaser, to the addresses listed on Purchaser’s Signature Page hereto.

                                (b)          If to Seller:

MFRI, Inc. 7720 Lehigh Avenue Niles, Illinois 60714 Attn: David Unger Facsimile: (847) 929-1310
With a copy to:
DLA Piper US LLP 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601 Attn: Hal M. Brown Facsimile: (312) 630-5399

or to such other address as Seller or any Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt

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requested, or regular mail, if mailed; when receipt acknowledged, if sent via telecopy; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

7.8          Entire Agreement. Except with respect to any confidentiality agreements referred to in Section 7.6, this Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Seller or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, including any term sheets and commitment letters.

7.9          Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

7.10       Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

7.11       Costs and Expenses. Each Party shall be responsible for such Party's own expenses in connection with this Agreement and the transactions contemplated hereby.

7.12       Distributions. If the Closing occurs on a date after a record date relating to a dividend to be paid to holders of Common Stock after the date of this Agreement, the Common Stock Price shall be reduced by the per share of Common Stock amount of such distribution and the applicable Purchase Price set forth on Schedule 2.1 hereto shall be reduced accordingly.

7.13       Use of Proceeds. Seller shall use the proceeds from the transactions contemplated hereby in the manner set forth in the Prospectus.

[Signature Page Follows]

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SIGNATURE PAGES - MFRI, INC.

COMMON STOCK PURCHASE AGREEMENT DATED AS FEBRUARY 2, 2007

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PURCHASER: [Name of Purchaser – Please Print] By: Its: Purchaser Address: Purchaser Fax Number: Purchaser Tax ID No: Number of Purchased Shares: Aggregate Purchase Price for Purchased Shares:$

DELIVERY INSTRUCTIONS

The manner of settlement of the Purchased Shares shall be as follows: (check one):

[___] A. Delivery by electronic book-entry (DWAC”) at The Depository Trust Company, registered in the Purchaser’s name and address as set forth below:

___________________

___________________

___________________

OR

[___] B. Delivery of physical stock certificates to the Purchaser at the address set forth above on this Signature Page to this Agreement.

SELLER: MFRI, INC. By: Its:

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EXHIBIT A

203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601-1293 main 312.368.4000 fax 312.236.7516

February 5, 2007

To:	Each Purchaser

Re:	Opinion of Counsel for MFRI, Inc., a Delaware

corporation (the “Company”)

Ladies and Gentlemen:

We have served as counsel for the Company in connection with the registration by the Company of ___________ shares of its common stock par value $0.01 per share ("Shares"). The Shares are being sold to the purchaser ("Purchasers") pursuant to a Common Stock Purchase Agreement dated as of February 2, 2007 ("Purchase Agreement"). We have been requested by the Company to render our opinion to you in regard to certain matters related to said transaction.

We have examined and relied and base our opinion on originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records:

1.            The respective certificates of incorporation and bylaws of the Company and its subsidiaries set forth on Schedule 1 hereto (the “Subsidiaries”), in each case as amended through the date hereof;

2.            The Registration Statement on Form S-3 (No. 333-139432) filed with the Securities and Exchange Commission on December 18, 2006 (the “Registration Statement”);

3.             The Base Prospectus dated January 4, 2007 filed as part of the Registration Statement, the preliminary supplement thereto dated February 2, 2007 (the “Preliminary Prospectus Supplement”) and the supplement thereto dated February 5, 2007 (the “Prospectus Supplement”) filed as part of the Registration Statement (the Base Prospectus and Preliminary Prospectus Supplement are referred to collectively herein as the “Preliminary Prospectus,” and the Base Prospectus and Prospectus Supplement are referred to collectively herein as the “Prospectus”);

                4.            The Purchase Agreement;

February 5, 2007

                5.            An Officer’s Certificate of the Company, dated as of the date hereof;

6.            Resolutions of the Board of Directors of the Company adopted on December 7, 2006, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect; and

7.            Such other agreements, documents and matters of fact as we have deemed necessary for rendering the opinions set forth in this letter.

All defined terms used in this letter which are not defined herein have the definitions ascribed to them in the Purchase Agreement.

The opinions set forth herein are qualified as stated therein and are qualified further by the following:

a.            This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

b.            Except as set forth herein, we express no opinion as to the effect of the laws of any state or jurisdiction other than the Delaware General Corporation Law and the federal laws of the United States of America upon the transactions described herein. To the extent we opine herein as to the effects of the laws of any jurisdictions other than the foregoing, we have assumed such laws are identical to the laws of the State of Illinois.

c.            In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of officers of the Company, and (ii) upon such matters of fact contained in representations and warranties contained in Purchase Agreement and the Registration Statement, and we have made no independent investigation or verification of said facts.

d.            We have assumed the competency of all signatories, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

e.                           We have assumed that (i) the Purchase Agreement have been duly authorized, executed and delivered by the parties thereto (other than the Company), are within such parties’ corporate, power, and are their legal, valid and binding obligation(s) and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the Purchase Agreement will be enforced in circumstances and in a manner which are commercially reasonable, and (iii) the parties to the Purchase Agreement (other than the Company) are not subject to any statute, rule or regulation or any impediment that requires them or our client to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the Purchase Agreement.

February 5, 2007

f.                           Requirements in the Purchase Agreement specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

g.                          In rendering our opinion in paragraphs (i) and (ii) below regarding the organization, existence and good standing of the Company and its Subsidiaries, we have relied solely upon certificates of good standing issued as of recent dates by the Secretaries of State of Delaware and such other states as we have deemed necessary and appropriate, or oral verifications from such Secretaries of States obtained by CT Corporation as to good standing, as applicable, which we have assumed to be accurate as of the date hereof.

h.                           Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase “to our knowledge,” “we are not aware,” “has come to our attention,” or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction, no information has come to the attention of our attorneys who have worked on the subject transaction, and our attorneys who have principal responsibility for representing the Company on other matters in areas relevant to the opinions being rendered, which would give us current actual knowledge of the existence or absence of such facts. Without limiting the generality of the foregoing, it is expressly understood that no opinion is expressed with regard to: (a) the financial ability of the Company to meet its obligations under the Purchase Agreement; (b) although we are not aware of any untruthfulness or inaccuracy, the truthfulness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished to the Purchasers by (or on behalf of) the Company in connection with the Purchase Agreement or the Registration Statement; or (c) although we are not aware of any untruthfulness or inaccuracy, the truthfulness or accuracy of any representations or warranties made by the Company in the Purchase Agreement, the Registration Statement or other documents described herein, which are not the subject of any of the opinions stated herein. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company on any other matter.

i.                            We have examined the latest compilations that are available to us of the applicable statutes of such jurisdictions that relate to the issuance of the Shares and, in certain instances, the written regulations and rulings issued thereunder. We have not obtained special written rulings of the SEC, state securities commissions or other administrative bodies or officials charged with the administration of such statutes, regulations and rulings and we have not obtained and do not rely on opinions of other counsel.

Based on the foregoing, and in reliance thereon, but subject to the assumptions, limitations and qualifications expressed herein, we are of the opinion that:

i.                                           The Company is a corporation duly organized and existing and is in good standing under the laws of the State of Delaware, and has the corporate power and

February 5, 2007

authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

ii.                                        Each of the Company's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

iii.                                           The Shares have been duly and validly authorized by all necessary corporate action and, when issued and delivered in accordance with, and against payment therefor, as specified in, the Purchase Agreement, will be fully paid and non-assessable.

iv.                                           The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company, and the Company has the corporate power and authority to perform its obligations thereunder.

v.                                            The execution, delivery and performance of the Purchase Agreement, and the consummation of the transactions contemplated thereby and the issuance and sale of the Shares in accordance therewith do not result in a violation of any provision of the certificate of incorporation or bylaws of the Company or, to our knowledge, any other applicable law, administrative regulation or administrative or court decree, and will not, to our knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its respective Subsidiaries pursuant to any agreement or other instrument that is binding upon the Company or any Subsidiary, or to which any of their properties or assets is subject.

vi.                                       The Registration Statement is effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the SEC.

vii.                                         The Shares conform in all material respects to the descriptions thereof contained in the Prospectus.

viii.                                     No consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than the Company is required for the performance by the Company of its obligations under the Purchase Agreement, except such as may be required under the federal securities laws and the securities or Blue Sky laws of various states in connection with the Shares.

ix.                                           The Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which we do not express any opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations.

February 5, 2007

x.                                        To our knowledge, except as described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock or partnership interests of or other equity interest in the Company or any of its Subsidiaries.

xi.                                       Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data, as to which we do not express any opinion) and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus or in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

* * *

We have participated in the preparation of the Registration Statement and the Prospectus, including communicating with officers, employees and other representatives of the Company, representatives of the Company's independent public accountants, and you and your representatives, and have reviewed the documents incorporated by reference into the Registration Statement, and no facts have come to our attention that cause us to believe that the Registration Statement (including the documents incorporated by reference therein) (except for financial statements and supporting schedules and other financial and statistical information and data included or incorporated by reference therein or omitted therefrom as to which we make no statement), at the time the Registration Statement became effective, or at the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (including the documents incorporated by reference therein) (except as aforesaid), as of the date of the Purchase Agreement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The statements set forth in this paragraph are given solely on the basis that any statement contained or not contained in a document or deemed to be incorporated in the Registration Statement or Prospectus shall be deemed to be or deemed not to be contained in the Registration Statement or the Prospectus if such statement or omission has been modified or superseded by any subsequent statement in or deemed incorporated in the Registration Statement or the Prospectus prior to the relevant time in question. Notwithstanding the foregoing, in this paragraph we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nor are we making any representation that we have independently verified or checked the accuracy, completeness or fairness of such statements.

We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to the specific matters as to which we have been consulted.

This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable

February 5, 2007

laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Further, this opinion may be relied upon only by the addressees hereof and not by any other party.

Very truly yours,

DLA PIPER US LLP

cc:	MFRI, Inc.

SCHEDULE 1

Midwesco Filter Resources, Inc.

Perma-Pipe Inc.

Thermal Care. Inc.